UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (Date of Earliest Event Reported):
September 12, 2013

Commission file number: 001-33084
SUSSER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
4525 Ayers Street Corpus Christi, Texas 78415 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (361) 884-2463
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)        On September 11, 2013, the Board of Directors (“Board”) of Susser Holdings Corporation (the “Company”) voted to increase the size of the Board to include seven directors, appointed Mr. Andrew M. “Drew” Alexander to serve as an additional Class I director and appointed Mr. Alexander to the compensation committee of the Board. Mr. Alexander joins the Board as an independent director.
As a director of the Company, Mr. Alexander will receive compensation and reimbursement of expenses consistent with the Company's director compensation practices as described beginning on page 14 of the Company's 2013 proxy statement, including an initial grant of 2,276 shares of the Company's restricted common stock.
The Company issued a news release on September 12, 2013 announcing, among other things, Mr. Alexander's appointment to the Board. A copy of that release is attached as Exhibit 99.1 hereto.
Item 8.01    Other Events
On September 11, 2013 Bruce Krysiak resigned as non-executive Chairman of the Board and was elected by the Board to serve as lead independent director. Sam L. Susser, the Company's President and Chief Executive Officer, was elected to succeed Mr. Krysiak as Chairman of the Board (while remaining President and CEO). The Company and Susser Petroleum Partners LP issued a joint news release on September 12, 2013 announcing, among other things, these Board level changes. A copy of that release is attached as Exhibit 99.2 hereto.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
99.1	News Release of Susser Holdings Corporation, dated September 12, 2013.
99.2	Joint News Release of Susser Holdings Corporation and Susser Petroleum Partners, dated September 12, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: September 12, 2013	By:	/s/ Mary E.Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description
99.1	News Release of Susser Holdings Corporation, dated September 12, 2013.
99.2	Joint News Release of Susser Holdings Corporation and Susser Petroleum Partners, dated September 12, 2013.